SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 7, 2008 (August 4, 2008)

MAKEUP.COM LIMITED
(Exact name of Company as specified in Charter)

Nevada	000-51225	43-2041643
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

3416 Via Lido, Suite F
Newport Beach, California 92663
(Address of Principal Executive Offices)

800-347-5057
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 5.03       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

                        On July 18, 2008 shareholders holding a majority of the voting power of Makeup.com Limited approved an amendment to the company’s Articles of Incorporation effecting a combination of the company’s issued and outstanding common stock using the ratio 1 for 20 (the “Reverse Split”).  The effective date of the amendment was August 4, 2008.  As a result of the Reverse Split, the company has approximately 9,733,437 shares of common stock outstanding.  A copy of the press release issued by the company relating to the Reverse Split is attached hereto.  The company’s new ticker symbol, effective August 8, 2008, will be “MKUP”.  The company’s common stock is traded on the OTC Bulletin Board.

Item 9.01       Financial Statements and Exhibits

                        Exhibit 99         Press Release issued July 30, 2008

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAKEUP.COM LIMITED

/s/ Robert E. Rook
Robert E. Rook, Chief Executive Officer Dated: August 7, 2008